UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

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TURBOCHEF TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TURBOCHEF TECHNOLOGIES, INC.
SIX CONCOURSE PARKWAY
SUITE 1900
ATLANTA, GEORGIA 30328

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on Wednesday, December 5, 2007, at 2:30 p.m., local time, at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328.

At this meeting, you will be asked to consider and approve the election of all seven members of the Board of Directors and the ratification of Ernst & Young LLP as our independent auditors for 2007. The attached Notice of Annual Meeting and Proxy Statement explain the proposals and provide more detailed information concerning the annual meeting.

Stockholders eligible to vote at this meeting may vote their shares by mailing in their proxies in the manner set forth on the enclosed proxy card. Please mark your votes on the enclosed proxy card, sign and date it, and mail it using the enclosed envelope as soon as possible.

If your shares are held in a stock brokerage account or by a bank or other broker nominee, then you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting you would not be permitted to vote unless you obtained a signed proxy from your broker nominee (who is the holder of record). However, your broker nominee has enclosed a voting instruction card for you to use to indicate your voting preference, which may provide that you can deliver your instructions by telephone or over the Internet. Please complete the voting instruction card and return it to your broker nominee as soon as possible.

We look forward to seeing you at our annual meeting.

Sincerely,

Richard E. Perlman	James K. Price
Chairman of the Board	President and Chief Executive Officer

October 31, 2007

TURBOCHEF TECHNOLOGIES, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING

To the Stockholders of TurboChef Technologies, Inc.:

TurboChef Technologies, Inc. (the “Company” or “TurboChef”) will hold its Annual Meeting of Stockholders on Wednesday, December 5, 2007, at 2:30 p.m., local time, at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328. At the meeting, we will ask the stockholders to consider the following items of business:

1.	Election of seven directors for a term of one year;

2.	Ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal year 2007; and

3.	Such other matters as may properly come before the meeting or any adjournments or postponements thereof.

We more fully describe these items in our proxy statement attached to this notice. You are entitled to vote at the Annual Meeting (or any adjournment thereof) if you were a stockholder of record at the close of business on October 22, 2007. Your vote is important, but you can only vote by returning a signed proxy card to us or otherwise arranging to have your shares represented at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder at the meeting.

By Order of the Board of Directors,

Richard E. Perlman	James K. Price
Chairman of the Board	President and Chief Executive Officer

Atlanta, Georgia
October 31, 2007

IT IS IMPORTANT THAT YOU RETURN THE PROXY OR VOTING INSTRUCTION CARD PROMPTLY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR SHARES BY MAIL, OR AS OTHERWISE PERMITTED ON THE ENCLOSED PROXY CARD OR VOTING CARD, SO THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE VOTE IS TAKEN AT THE MEETING.

TURBOCHEF TECHNOLOGIES, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TURBOCHEF TECHNOLOGIES, INC.
2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

TurboChef is delivering this Proxy Statement in connection with a solicitation of proxies to be voted at the Company’s 2007 Annual Meeting of Stockholders. We will first mail this Proxy Statement and the accompanying form of proxy card on or about November 2, 2007, to stockholders eligible to vote at the Annual Meeting. Stockholders of record as of the close of business on the record date of October 22, 2007, will be entitled to vote at the meeting. As of October 22, 2007, we had 29,372,334 shares of common stock outstanding and entitled to vote. A majority of the shares of outstanding common stock represented at the meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Each share of common stock of the Company entitles the holder to one vote. We have no other class of stock outstanding with rights to vote at this meeting. Abstentions and “broker non-votes” will be included in determining whether a quorum is present. Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters.

The Company is including with this Proxy Statement a copy of its 2006 Annual Report to Stockholders, which includes TurboChef’s Annual Report on Form 10-K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2006. Additional copies of the 2006 Annual Report to Stockholders are available upon request of stockholders of record or persons who can represent that they were beneficial owners of our common stock on the record date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s). Any request for a copy of the 2006 Annual Report to Stockholders or exhibits to the Form 10-K should be in writing addressed to Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, Georgia 30328. We also make our Annual Report to Stockholders available on our website at www.turbochef.com.

PROPOSAL ONE — ELECTION OF DIRECTORS

NOMINEES

The number of members of the Company’s Board of Directors is set by the Board from time to time, and it presently is fixed at seven members. The current term of our directors expires at the Annual Meeting of Stockholders in 2007. Nominees for seven directors are proposed for election.

The Board has nominated and unanimously recommends the election of the following persons to be directors of the Company. The directors elected this year will have a term that expires at the Annual Meeting of Stockholders in 2008. Under the Company’s by-laws, directors are elected by a plurality of the votes cast. Below is information about each of the nominees for election at this meeting. The nominees have indicated they will serve if elected, but if one or more of the nominees becomes unavailable to accept their nomination or election as a director, then the persons named as proxies on the enclosed proxy card will vote your shares for the election of a replacement nominee of the Board of Directors, if the Board should recommend one.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Richard E. Perlman

Richard E. Perlman, age 61, has been Chairman of the Board since October 2003. He was formerly chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. Mr. Perlman served as chairman and treasurer of AMICAS, Inc. (formerly VitalWorks Inc.) from January 1998 and as a director from March 1997 to March 2001, when he resigned from all positions with that company upon completion of the spin-off of PracticeWorks, Inc. from VitalWorks. From December 1997 until October 1998, Mr. Perlman also served as VitalWorks’ chief financial officer. Mr. Perlman is the founder of Compass Partners,

L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman is a director of Alloy, Inc., a media and marketing services company. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

James K. Price

James K. Price, age 49, has been our President and Chief Executive Officer and a director since October 2003. From March 2001 until its acquisition by The Eastman Kodak Company in October 2003, Mr. Price was the president and chief executive officer and a director of PracticeWorks, Inc. Mr. Price was a founder of VitalWorks Inc. and served as its executive vice president and secretary from its inception in November 1996 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. Mr. Price served as an executive officer of American Medcare from 1993 and co-founded and served as an executive officer of International Computer Solutions from 1985, in each instance until American Medcare and International Computer Solutions merged into VitalWorks in July 1997. Mr. Price holds a B.A. in Marketing from the University of Georgia.

James W. DeYoung

James W. DeYoung, age 64, became a director of TurboChef in December 2003. Mr. DeYoung is the founder and President of Winston Partners Incorporated, which provides strategic corporate advisory, corporate disclosure and investor relations services to select private and publicly-owned companies. Mr. DeYoung also is a general partner of Resource Ventures L.P., a private equity/venture fund. Prior to forming Winston Partners in 1984, Mr. DeYoung spent 14 years with Baxter International, Inc., serving in a senior capacity in marketing, investor relations, public relations and corporate financial management functions. Mr. DeYoung is currently a director of several private companies and is involved with numerous not-for-profit organizations in the Chicago, Illinois area, including as a trustee of Rush University Medical Center and Rush North Shore Medical Center. Mr. DeYoung is also vice chairman and a director of the Chicago Horticultural Society. Mr. DeYoung received a B.A. degree from Washington and Lee University and a J.D. degree from Northwestern University School of Law.

Sir Anthony Jolliffe

Sir Anthony Jolliffe, age 69, became a director of TurboChef in December 2003. He was previously a director from November 1998 until 2001. Sir Anthony Jolliffe is a citizen of the United Kingdom and an independent international business consultant. Until his retirement from the accounting profession in 1982, Sir Anthony Jolliffe was a Chartered Accountant in the United Kingdom for 18 years, during which time he grew his accounting firm into a multi-national operation with offices in 44 countries with over 200 partners. His firm eventually merged with Coopers & Lybrand and Grant Thornton. He remained with Grant Thornton for two years until he retired. Since that time, Sir Anthony has built a number of businesses, two of which have been listed on the London Stock Exchange. He is currently involved in several business projects in China, the Middle East, the United States and the United Kingdom. Sir Anthony has held, and currently holds, numerous positions with governmental and charitable entities in the United Kingdom and China, including being the former Lord Mayor of London and the chairman of the Special Advisory Board to the Governor of Yunnan Province in China and advisor to the Governor of Shandong Province in China.

J. Thomas Presby

J. Thomas Presby, age 67, became a director of TurboChef in December 2003. In June 2002, he retired as a partner with Deloitte Touche Tohmatsu, an international accounting and consulting firm. Over a period of 30 years, Mr. Presby held many positions with Deloitte in the United States and abroad, including deputy chairman and chief operating officer from 1995 until his retirement. Mr. Presby also served as the chief executive officer of Deloitte & Touche in Europe and Central Europe between 1990 and 1995. During the 1980s, Mr. Presby launched and served as the managing partner of the Financial Services Center, an industry-focused practice unit of the firm. Mr. Presby currently serves as a director of Tiffany & Co., AMVESCAP PLC, American Eagle Outfitters Inc., First Solar, Inc.

and World Fuel Services Corporation. Mr. Presby received a B.S. in Electrical Engineering from Rutgers University, and an M.S. in Industrial Administration from the Carnegie Mellon University Graduate School of Business. He is a Certified Public Accountant in New York and Ohio.

William A. Shutzer

William A. Shutzer, age 60, has been a director of TurboChef since October 2003. Mr. Shutzer is a senior managing director of Evercore Partners, a financial advisory and private equity firm. Mr. Shutzer was a managing director of Lehman Brothers, Inc. from October 2000 to November 2003 and a partner in Thomas Weisel Partners, LLC, an investment banking firm, from September 1999 to October 2000. From March 1994 until October 1996, Mr. Shutzer was executive vice president of Furman Selz, Inc. and thereafter until the end of December 1997, he was its president. From January 1998 until September 1999, he was chairman of ING Barings LLC’s Investment Banking Group. From September 1978 until February 1994, Mr. Shutzer was a managing director of Lehman Brothers and its predecessors. From March 2001 to October 2003, he was a director of PracticeWorks, Inc. Mr. Shutzer is currently a director of Tiffany & Co., CSK Auto, Inc., and Jupitermedia Corp. Mr. Shutzer received a B.A. from Harvard University and an M.B.A. from Harvard Business School.

Raymond H. Welsh

Raymond H. Welsh, age 75, has been a director of TurboChef since October 2003. Since January 1995, Mr. Welsh has been a senior vice president of UBS Financial Services, Inc. From January 1970 to June 1986, Mr. Welsh was a Managing Director of Kidder, Peabody & Co., Inc., serving on the firm’s executive committee and Board of Directors. From June 1986 to June 1990, Mr. Welsh served as National Marketing Director for Kidder, Peabody & Co., Inc. During the period of July 1990 to December 1995, he served as a Senior Vice President in sales with Kidder, Peabody & Co., Inc. From March 2001 to October 2003, he was a director of PracticeWorks, Inc. Mr. Welsh is a Trustee of the University of Pennsylvania and PennMedicine. He serves as a Trustee of Episcopal Community Services and is involved with serving not-for-profit organizations in the Philadelphia, PA area. Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

GENERAL INFORMATION

BOARD OF DIRECTORS

TurboChef’s Board of Directors is responsible for the overall management of the business and affairs of the Company. By resolution of the Board, the size of the Board has been set at seven members. During 2006, the Board held four meetings. The Board of Directors is assisted in its duties by committees to which the Board has delegated certain authority. The Board has an Audit Committee, a Compensation Committee, a Nominating & Corporate Governance Committee and a Global Initiatives Committee. During 2006, all directors attended in the aggregate more than 75% percent of the Board meetings and meetings of committees of which they were a member.

All members of the Board are invited and encouraged to attend the Company’s meeting of stockholders. It is anticipated that at least a majority of the members will attend the meeting this year.

Our Audit Committee was formed in December 2003 and operates pursuant to a written charter adopted by the Board. During 2006, the Audit Committee held four meetings. The Audit Committee reviews, acts on and reports to the Board of Directors on various auditing and accounting matters, including the election of our independent auditors, the scope of our annual audits, fees to be paid to the independent auditors, the performance of our independent auditors, the content and conclusions of the audited financial statements and our accounting practices and controls. The members of the Audit Committee during 2006 were J. Thomas Presby, William A. Shutzer and, alternately, James W. DeYoung and Raymond H. Welsh. On May 2, 2006, Mr. DeYoung resigned from the committee to assume other roles with the Company. Raymond H. Welsh was appointed to replace Mr. DeYoung. All of the members of the Audit Committee are independent under Nasdaq Rule 4200 (a)(15).

Three members of the Board currently comprise the Compensation Committee: William A. Shutzer, Raymond H. Welsh and James W. DeYoung, who joined in 2006. The members of the Compensation Committee met or acted by consent four times in 2006. The Compensation Committee provides overall guidance with respect to establishment, maintenance and administration of the Company’s compensation programs and employment benefit plans. The Committee also establishes salaries, incentives and other forms of compensation for executive officers and administers the Company’s incentive compensation plans.

Two members of the Board, Sir Anthony Jolliffe and J. Thomas Presby, were appointed to the Global Initiatives Committee when it was formed in December 2003. The Global Initiatives Committee advises the Board on business and strategic opportunities around the world and provides counsel and expertise regarding the conduct of business outside the United States. The Global Initiatives Committee did not hold a formal meeting during 2006 separate from Board meetings.

The Board formed a Nominating Committee in June 2005. It operates pursuant to a written charter adopted by the Board, a copy of which is available on the Company’s website (www.turbochef.com/commercial). The members of the committee are all of the Board’s independent directors, as independence is defined in Nasdaq Rule 4200 (a)(15): James W. DeYoung, Sir Anthony Jolliffe, J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. In October 2007, the Nominating Committee was renamed the Nominating & Corporate Governance Committee, and Mr. Welsh was appointed Chairman. The committee is established to assist the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance.

DIRECTOR NOMINATIONS

The Nominating & Corporate Governance Committee will consider and make recommendations to the Board concerning nominees for the Board to recommend to stockholders in connection with the Company’s Annual Meeting of Stockholders, including nominees for director submitted by stockholders in accordance with nomination procedures in the Company’s by-laws and any policies regarding stockholder nominees adopted by the Board or the Committee. The Committee will periodically consider what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the Committee and the Board evaluates each incumbent’s continued service, in light of the Board’s collective requirements. When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee will evaluate the qualifications of each candidate and may have the final candidates interviewed by one or more Committee and Board members before the Committee makes a decision.

At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director and qualify under the laws of the State of Delaware and any requirements in the Company’s organizational documents. In addition to these minimum qualifications for candidates, in evaluating candidates the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s independence, professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees.

The Committee may consider and make a recommendation to the Board concerning including in the Board’s slate of nominees a nominee for director submitted by a stockholder who has beneficially owned more than 5% of the Company’s outstanding Common Stock for more than two years at the time of the stockholder’s submission of a nominee. The nominating stockholder should submit required information about the nominee and the nominating stockholder within the time period and as provided for stockholder proposals and described later in this proxy statement under the caption “Stockholder Proposals for the 2008 Annual Meeting” and as later requested by the Committee or the Board in connection with their evaluation of the nominee. The nominating stockholder should expressly indicate that such stockholder desires that the Board or Committee consider such stockholder’s nominee for inclusion with the Board’s slate of nominees for the meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships currently exist, or have existed, between our compensation committee and the board of directors or compensation committee of any other company.

DIRECTOR COMPENSATION

In October 2006, the Board of Directors adopted a revised Director compensation plan. Members of the Board who are not TurboChef employees, or employees of any parent, subsidiary or affiliate of TurboChef, receive an annual retainer of $25,000 per year, payable one fourth each quarter in advance of service. Each non-employee Director also receives an annual grant of 5,000 restricted stock units, to vest 50% each anniversary following the grant. The chairman of each of the Audit and Compensation Committees receives 2,000 additional restricted stock units with the same vesting. Directors are reimbursed for their reasonable and necessary expenses for attending Board and Board committee meetings.

NAME	FEES PAID IN CASH	RESTRICTED STOCK UNITS AWARDS(1)	OTHER COMPENSATION		TOTAL
J. Thomas Presby(3)	$6,250	$7,484			$13,734
William A. Shutzer(4)	$6,250	$7,484			$13,734
Raymond H. Welsh(5)	$6,250	$5,345			$11,595
James W. DeYoung(6)	$6,250	$5,345	$39,938	(2)	$51,533
Sir Anthony Jolliffe(7)	$6,250	$5,345	$39,938	(2)	$51,533

(1)	The grant date fair value under SFAS 123R of the RSUs awarded was $12.83 per share on October 29, 2006.

(2)	Compensation was in the form of 4,580 restricted stock units each, awarded on May 2, 2006 for consulting services, vesting monthly over one year, with a delayed payout until May 2, 2009. The grant date fair value under SFAS 123R was $13.08 per share.

(3)	At year end, Mr. Presby held stock options on 68,332 shares, all of which were vested, and RSUs for 7,000 shares, none of which were vested.

(4)	At year end, Mr. Shutzer held stock options on 68,332 shares, all of which were vested, and RSUs for 7,000 shares, none of which were vested.

(5)	At year end, Mr. Welsh held stock options on 53,332 shares, all of which were vested, and RSUs for 5,000 shares, none of which were vested.

(6)	At year end, Mr. DeYoung held stock options on 61,665 shares, all of which were vested, and RSUs for 9,580 shares, 2,671 of which were vested but not payable until May 2, 2009.

(7)	At year end, Sir Anthony Jolliffe held stock options on 89,998 shares, all of which were vested, and RSUs for 9,580 shares, 2,671 of which were vested but not payable until May 2, 2009.

EXECUTIVE OFFICERS

The executive officers of TurboChef are as follows:

NAME	POSITION
Richard E. Perlman	Chairman of the Board of Directors
James K. Price	President and Chief Executive Officer
James A. Cochran	Senior Vice President
Joseph T. McGrain	Vice President and President, Residential Oven Division
Paul P. Lehr	Vice President and Chief Operating Officer
Stephen J. Beshara	Vice President and Chief Branding Officer
J. Miguel Fernandez de Castro	Vice President and Chief Financial Officer
Dennis J. Stockwell	Vice President and General Counsel

James A. Cochran, age 60, has been a Senior Vice President since October 2003 and served as Chief Financial Officer through October 2007. He served as chief financial officer of PracticeWorks, Inc. from its formation in August 2000 until its acquisition by The Eastman Kodak Company in October 2003. He was VitalWorks Inc.’s chief financial officer from August 1999 to March 2001, when he resigned from all positions with VitalWorks upon completion of the spin-off of PracticeWorks from VitalWorks. From 1992 until joining VitalWorks, Mr. Cochran was a member of the accounting firm of BDO Seidman, LLP, serving as a partner since 1995. He is a Certified Public Accountant and received a B.B.A. in Accounting and an M.B.A. in Corporate Finance from Georgia State University.

Joseph T. McGrain, age 60, became a Vice President and President of our Residential Oven Division in April, 2005. Formerly, since 1998, Mr. McGrain was President of Wolf Range Company LLC, a division of ITW Food Equipment Group and a U.S. manufacturer of commercial cooking equipment, marketing to commercial dealers and national chain accounts in the U.S. and export markets in Asia, South America and Europe. From 1995 to 1998 he was President of Gaggenau USA Corporation, a subsidiary of Bosch Siemens Group and a distributor of high quality European residential cooking equipment. Mr. McGrain had other management positions with Bosch Siemens from 1987 to 1995.

Paul P. Lehr, age 61, has served as our Vice President and Chief Operating Officer since October 2004, and from November 2003 to October 2004, Mr. Lehr served as our Vice President of Operations. From December 2001 until joining us in November 2003, Mr. Lehr was self-employed. Mr. Lehr also served as executive vice president — commercial sales of CSK Auto, Inc., a publicly traded automotive parts distribution company, from February 2000 to December 2001. Before joining CSK Auto, in 1980 Mr. Lehr founded Motor Age, Inc., a distributor of automotive replacement parts. Motor Age became part of Parts Plus Group, Inc. in 1997, and Mr. Lehr served as president and chief executive officer of that industry roll-up until he joined CSK Auto in February 2000. He received a B.S. in Economics and an M.B.A. from City University of New York.

Stephen J. Beshara, age 45, has been Chief Branding Officer since November 2003. He was formerly the founder and President of Vista, Inc., an Atlanta-based brand consultancy helping senior leadership teams of companies such as The Coca-Cola Company, UPS and IBM. Mr. Beshara served as Managing Partner at EAI, Inc. from 1995-1997. Mr. Beshara founded and operated Beshara Associates, Inc., a communications firm located in Annapolis, Maryland from 1988-1995. Mr. Beshara studied at the University of Georgia majoring in design and advertising, with continuing studies abroad in Cortona, Italy. Mr. Beshara also studied at Harvard Business School Executive Education Program and the AIGA Design Perspectives Conference. Mr. Beshara also speaks at the Gouzieta Business School at Emory University on the subject of brand communications.

J. Miguel Fernandez de Castro, age 35, has been Vice President and Chief Financial Officer of the Company since October 2007. Previously, he was Vice President, Finance of the Company and the Company’s Controller since April 2004. Prior to joining the Company, he was Controller of PracticeWorks, a dental information management software division of The Eastman Kodak Company. Mr. Fernandez served as PracticeWorks’ Director of Financial Reporting from 2000 to 2003 prior to its acquisition by Kodak, during which time PracticeWorks was a publicly-traded company. From 1996 to 2000, he was employed by BDO Seidman, LLP in their audit services group. Mr. Fernandez is a Certified Public Accountant and received B.A. degrees in Economics and Spanish and a Masters degree in Accounting from the University of North Carolina at Chapel Hill.

Dennis J. Stockwell, age 53, has been Vice President and General Counsel of the Company since November 2003. He was previously Vice President and General Counsel of PracticeWorks, Inc., a publicly traded company, from June 2001 to November 2003. Prior to joining PracticeWorks, Mr. Stockwell was counsel to the corporate and securities practice group of the law firm Kilpatrick Stockton LLP in Atlanta, Georgia, and is a registered patent lawyer. Mr. Stockwell has a B.S. degree from the U.S. Naval Academy and is a former naval officer. He also has a master’s degree from the University of Rhode Island and a J.D. degree from Harvard Law School.

For more information with respect to Messrs. Perlman and Price, please see the section entitled “Directors” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (“ten percent stockholders”) to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2006, no filings applicable to its executive officers, directors and ten percent stockholders were late, except one filing of a Form 4 reporting the exercise of stock options and the sale of the underlying shares by Paul Lehr was one day late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

Five Percent Owners

The following table sets forth information, as of October 22, 2007, as to shares of our capital stock held by persons known to us to be the beneficial owners of more than five percent of any class of our capital stock (other than officers and directors) based upon information publicly filed by such persons:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER OF CLASS	AMOUNT OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
Common	Richard E. Perlman 655 Madison Avenue 23rd Floor New York, NY 10021	2,558,098(2)	8.6%

Common	James K. Price Suite 1900 Six Concourse Parkway Atlanta, GA 20328	2,125,945(3)	7.1%

Common	Jeffrey B. Bogatin 888 Park Avenue New York, NY 10021	1,479,164(4)	5.0%

Common	Steven Shapiro 360 Madison Avenue 21st Floor New York, NY 10017	1,460,100(5)	5.0%

Common	Ergates Capital Management, LLC 1525-B The Greens Way Jacksonville Beach, FL 32250	2,840,937(6)	9.7%

Common	FMR Corp. 82 Devonshire Street Boston, MA 02109	4,292,573(7)	14.6%

Common	Jack Silver SIAR Capital LLC 660 Madison Avenue New York, NY 10021	1,533,328(8)	5.2%

(1)	Based upon 29,372,334 shares outstanding on October 22, 2007.

(2)	Includes 416,633 shares of common stock issuable upon exercise of options and 464,878 shares currently owned by OvenWorks, LLLP, which is controlled by Mr. Perlman.

(3)	Includes 416,666 shares of common stock issuable upon exercise of options.

(4)	Based upon ownership reported in an amended Schedule 13D filed on December 21, 2006.

(5)	Based upon ownership reported in a Schedule 13G filed on March 16, 2007. The Schedule 13G was filed by Steven Shapiro as well as the following related entities filing as a group: Bluenose Capital Fund (QP), L.P., Bluenose Master Fund, Ltd., Intrepid Capital Advisors, LLC and Intrepid Fund Management, LLC.

(6)	Based upon ownership reported in an amended Schedule 13G filed on February 13, 2007. The amended Schedule 13G was filed by Ergates Capital Management, LLC as well as Jason S. Atkins and Ergon Capital, LP, which disclaims a “group” for these reporting purposes.

(7)	Based upon ownership reported in a Schedule 13G filed on January 10, 2007. The Schedule 13G was filed by FMR Corp. as well as Edward C. Johnson 3d, Chairman of FMR Corp.

(8)	Based upon ownership reported in a Schedule 13G filed on July 30, 2007.

Officers and Directors

The following table sets forth information concerning the shares of TurboChef Common Stock that are beneficially owned by the following individuals:

•	each of TurboChef’s directors;

•	each of TurboChef’s named executive officers; and

•	all of TurboChef’s directors and executive officers as a group.

Unless otherwise indicated, the listing is based on the number of TurboChef common shares held by such beneficial owners as of October 22, 2007. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares shown as beneficially owned by each beneficial owner in the table below includes shares that can be acquired by that beneficial owner through stock option exercises or will be received through the vesting of restricted stock units on or prior to December 21, 2007. In calculating the percentage owned by each beneficial owner, the Company assumed that all stock options that are exercisable by that person on or prior to December 21, 2007 are exercised by that person and the underlying shares issued. The total number of shares outstanding used in calculating the percentage owned assumes no exercise of options held by other beneficial owners and no exchange of any preferred units of membership interest of Enersyst Development Center, L.L.C. Likewise, beneficial ownership of certain officers and directors is shown as if shares of common stock have been distributed by OvenWorks, LLLP to its partners.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)		PERCENT OF CLASS
Richard E. Perlman	2,558,098	(2)	8.6%
James K. Price	2,197,202	(3)	7.4%
J. Thomas Presby	192,071	(4)	*
William A. Shutzer	1,889,562	(5)	6.4%
Raymond H. Welsh	240,874	(6)	*
Sir Anthony Jolliffe	147,368	(7)	*
James W. DeYoung	364,338	(8)	1.2%
James A. Cochran	310,287	(9)	1.1%
Paul P. Lehr	44,666	(10)	*
Joseph T. McGrain	133,333	(11)	*
All current directors and executive officers as a group (13 persons)	8,123,240	(2)(12)	26.1%

*	Less than 1%

(1)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentages herein assume a base of 29,372,334 shares of common stock outstanding as of October 22, 2007.

(2)	Includes 416,633 shares of common stock issuable upon exercise of options and 432,185 shares of common stock currently owned by OvenWorks, LLLP, which is controlled by Mr. Perlman.

(3)	Includes 416,666 shares of common stock issuable upon exercise of options and 71,257 shares of common stock currently owned by OvenWorks, LLLP.

(4)	Includes 68,332 shares of common stock issuable upon exercise of options, 3,500 shares of common stock issuable upon vesting of restricted stock units and 4,811 shares of common stock currently owned by OvenWorks, LLLP.

(5)	Includes 68,332 shares of common stock issuable upon exercise of options, 3,500 shares of common stock issuable upon vesting of restricted stock units and 72,746 shares of common stock currently owned by OvenWorks, LLLP.

(6)	Includes 53,332 shares of common stock issuable upon exercise of options, 2,500 shares of common stock issuable upon vesting of restricted stock units and 8,333 shares of common stock currently owned by OvenWorks, LLLP.

(7)	Includes 89,998 shares of common stock issuable upon exercise of options, 2,500 shares of common stock issuable upon vesting of restricted stock units and 2,196 shares of common stock currently owned by OvenWorks, LLLP.

(8)	Includes 61,665 shares of common stock issuable upon exercise of options, 2,500 shares of common stock issuable upon vesting of restricted stock units and 8,333 shares of common stock currently owned by OvenWorks, LLLP.

(9)	Includes 148,333 shares of common stock issuable upon exercise of options and 10,802 shares of common stock currently owned by OvenWorks, LLLP.

(10)	Shares issuable upon exercise of options.

(11)	Shares issuable upon exercise of options.

(12)	Includes 1,711,543 shares issuable upon exercise of options, 14,500 shares of common stock issuable upon vesting of restricted stock units and 432,185 shares of common stock currently owned by OvenWorks, LLLP.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We seek to provide a compensation package for executives reasonably sufficient to attract and hold talented, experienced, energetic, and entrepreneurial-minded individuals for key management positions with our Company. We balance offering a competitive level of compensation for the executive marketplace with common sense affordability for a Company of our size, revenues, market position and growth opportunities. Management strives to hire and maintain an executive workforce with individuals having the abilities and capacities to manage the Company today as well as carry it through significant growth tomorrow and beyond. We also want to align our managers with the interests of our stockholders, so we follow a compensation strategy that includes a meaningful equity component for future value. Accordingly, our philosophy is to provide reasonably competitive salaries and potential cash bonuses with growth potential through equity incentives. The Company is not tied to a specific ratio of amounts among the three main components of executive compensation.

While executive compensation structures and changes are typically initiated by senior management, we have an active Compensation Committee of our Board of Directors that reviews salary, bonus and equity incentive proposals prior to implementation. Committee approval is sought in advance for any significant executive compensation decisions. In furtherance of its compensation philosophies, the Compensation Committee in March 2007 adopted a new incentive-based compensation plan for the 2007 fiscal year. The 2007 Incentive-Based Compensation Plan (the “2007 Compensation Plan”) is described in this proxy statement.

Executive Salaries

Executive base salaries are recommended by our Chairman and Chief Executive Officer and are subject to review and approval by the members of our Compensation Committee. All current executive officers are parties to executive employment agreements with the Company. These agreements set forth the initial base pay and benefits and typically address possible cash bonuses and equity compensation. The Compensation Committee has approved the existing agreements, and committee approval would be sought for any new agreements and renewals.

In recommending cash compensation levels for executives, senior management considers the qualifications of the executive, the current needs and expected future needs of the Company, the competitive opportunities for individuals with similar executive skill sets and experience and the expected fiscal budget. We also look at compensation information as available for other companies in our industry or other companies that afford reasonable comparison for compensation purposes.

Salaries for executive officers whose compensation is covered in this report, other than Mr. McGrain, were initially set and reflected in written executive employment agreements between the individuals and the Company that were entered into in connection with the change of control in 2003 and the engagement of these individuals to lead the Company forward. An agreement with Mr. McGrain was negotiated at the time of his hiring in the spring of 2005. The agreements are subject to annual renewal at the end of their initial terms if the executive or the Company does not notify the other of an intention not to renew at least six months prior to the end of the current term. All of these agreements are currently in a renewal term.

The employment agreements for Messrs. Perlman, Price and Cochran provide for an initial annual base salary amount subject to an annual adjustment for changes in the Consumer Price Index. The annual base salaries currently in effect are $398,146 for each of Messrs. Perlman and Price and $265,067 for Mr. Cochran. No base salary adjustments have occurred with these executives except as provided in their agreements, and no other executives currently have any agreement with a formulaic salary adjustment feature.

Mr. Lehr’s executive employment agreement set his initial base salary, but his compensation is subject to discretionary adjustment. His base salary has increased since the agreement was originally negotiated, and it currently is $300,000 per year.

The Company and Joseph T. McGrain entered into an employment agreement effective April 25, 2005, which provides for annual base salary of $200,000, reflecting the base compensation level of similarly-situated officers in the Company at the time.

Equity Incentives

With the change of control in October 2003, the Company adopted a new equity incentive plan for employees, including executive officers. Until 2006, stock options were the only equity incentives awarded under the Company’s 2003 Stock Incentive Plan. The Compensation Committee of the Board of Directors is designated as the administrator of the 2003 Stock Incentive Plan. The Chairman and the Chief Executive Officer in April 2004 were granted written authority under the Plan to approve stock option awards to employees on a quarterly basis, other than executive officers and Section 16 insiders, in an aggregate amount of up to 25,000 shares per quarter. That authority has been extended to other types of awards under that Plan, including restricted stock units. The Company views equity incentives as having value for aligning one aspect of executive compensation with stockholders’ interests. In addition, vesting of equity incentives over a continued period of employment can assist in the Company’s efforts to retain qualified executive personnel. The amount of an equity award given to an executive officer normally is proposed by senior management to the Compensation Committee for its consideration and approval. In its adoption of the 2007 Compensation Plan, the Compensation Committee considered and approved certain equity incentives for named executives for 2007.

In connection with the change of control in October 2003, the Company made an initial grant of stock options to all employees who the new management desired to remain with the Company, including the new executive officers. The options were intended to vest over three years of continued employment incrementally, for executive officers on a quarterly basis from the grant date.

Executive officers were granted their initial stock options effective on or near their effective employment dates. The Chairman and CEO have received no further stock option grants. Mr. Lehr received an additional grant of options in 2004 in connection with the closing of an acquisition and the assignment of increased responsibilities. The amount of shares was set to bring his aggregate option grants to the amount awarded to other executives at his new level of authority. He also received an award of stock options in connection with the approval of options by the entire Board of Directors intended as a performance related grant to a broad group of managers in May 2005.

Effective December 31, 2005, the Company accelerated the vesting of all outstanding stock options held by employees, including executive officers, in connection with the changes going into effect for accounting for stock options. The Company entered into agreements with option holders under which the optionees agreed not to sell any shares they purchase pursuant to the exercise of options before the optionee otherwise would have been able to sell such shares under the original vesting schedules. No further grants of stock options have occurred under the Plan since 2005 or are contemplated for recommendation by management.

The Company’s 2003 Stock Incentive Plan permits the award of restricted stock units, among other equity-based incentives. The Company believes the use of restricted stock units has advantages over the award of stock options, and such use is now a part of its compensation and incentive program for executives and other employees, including under the 2007 Compensation Plan.

While equity incentives are viewed by the Company as longer term, forward-looking, forms of compensation, the recommendation by senior management to award equity incentives, other than in connection with the hiring of a new executive, generally is based on past performance of the executive, on the needs of the Company to retain that executive and the expected contribution from that executive to Company value going forward.

Cash Bonus Incentives

The payment of bonuses to executives, other than contractual bonuses, is discretionary with the Compensation Committee. Annual bonuses have been paid to executives twice since the October 2003 change of control as part of a broader Company bonus payment to employees. The Compensation Committee considers the recommendation of bonuses by name and amount from the Company’s management based upon the Company’s financial performance and other business milestones achieved in the previous year. The amount of a discretionary bonus for an executive is measured against individual and business segment performance relative to an approved bonus pool. The employment agreements for Messrs. Perlman and Price provide for a contractual bonus of 2% of pre-tax profits for a year. Such bonuses have been earned once, and for that year the executives waived part of the contractual amount earned. In connection with the payment of bonuses to a broad group of managers for 2006, because of significant progress shown in many of the Company’s operations, the Compensation Committee awarded a discretionary bonus to each of the Chairman and Chief Executive Officer. The amount was determined by the committee based upon a relative measure of performance and results reflected in the bonus levels for other officers proposed by senior management and approved by the committee.

The possible earning of a cash bonus is seen by the Company as an incentive aspect to executive compensation. Historically, the payment of cash bonuses has been tied to a broad accomplishment of financial or operational results by the Company and not to the achievement of a tailored performance goal by a particular individual executive officer. In its adoption of the 2007 Compensation Plan, the Compensation Committee has tied possible cash bonuses for certain named executives to identified performance targets, yet reserving discretionary awards by the Compensation Committee under that plan under certain circumstances.

Perquisites

Other payments or benefits in the form of perquisites are not a significant component of executive annual compensation. Mr. Perlman’s executive employment contract provides for an automobile and housing allowance. Mr. Price’s executive employment contract provides for an automobile allowance. One other executive officer received a housing allowance for a period of time on a discretionary basis. Executives enjoy the same insurance coverages as other employees, except the Company pays for additional life insurance (two times annual salary up to $200,000) for certain key employees, which includes the executive officers. Executive employment agreements and the Company’s general policies applicable to all employees govern paid vacation and other time off. The Board of Directors or the Compensation Committee has approved the executive employment agreements.

The Compensation Committee through the executive employment agreements has approved certain other benefits designed to help retain qualified executive personnel through uncertain operational periods and the entire period of a change of control transaction. Under their employment agreements, the executive officers are entitled to receive severance pay under certain conditions of termination of employment. Messrs. Perlman, Price and Cochran will receive cash equal to three times their total annual compensation (base salary, bonus and benefits) as severance. The other executive officers under their agreements will receive one-half of the annual base salary as severance. The executive employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code.

Role of Management and Compensation Committee

Individual plans for compensating executive officers as well as broader compensation plans that would include executive officers are proposed by senior management and reviewed and considered for approval by the Compensation Committee. The Compensation Committee also reviews existing executive agreements for consideration of renewal. The Compensation Committee considers competitive trends in executive management compensation of which it becomes aware in the marketplace, the financial position of the Company and its projected budgets, and progress management personnel have made or are making toward expected goals.

The Compensation Committee has adopted in principal a policy for the formal consideration of management’s proposals for annual incentive awards and bonuses for executives and other employees. Annual grants of equity incentive awards will be considered by the Compensation Committee only at the first regularly scheduled meeting of the Board of Directors each year. Management’s proposals are expected to be presented to the Committee prior to the meeting and with full detail. The Committee will favor proposals for incentive compensation to be performance based, with a portion based on defined metrics and the balance on qualitative aspects of performance. Management’s proposal also must specify any annual cash bonuses proposed with specific targets and allocations. Annual awards of equity incentives would be expected to include a vesting feature providing for vesting annually over at least a three-year period. The Compensation Committee received a proposal, considered and adopted the 2007 Compensation Plan consistent with this policy.

2007 Incentive-Based Compensation Plan

On March 29, 2007, the Compensation Committee approved a 2007 Incentive-Based Compensation Plan (the “2007 Compensation Plan”). The named executive officers, as well as all managers and key employees of the Company, are participants in the 2007 Compensation Plan. The 2007 Compensation Plan provides for retention grants to participants of a total of 545,000 restricted stock units (“RSUs”), payable by issuance of one share of the Company’s common stock for each unit upon vesting. The RSUs vest one fifth each year, beginning March 10, 2008, so long as the participant is employed by the Company on the vesting date. Vesting of the RSUs will accelerate upon a change of control or sale of the Company. Under the 2007 Compensation Plan, Messrs. Perlman (Chairman) and Price (CEO) each were awarded 58,000 RSUs, Messrs. Lehr (Chief Operating Officer) and Beshara (Chief Marketing Officer) were awarded 66,000 RSUs, Mr. Cochran (Chief Financial Officer) was awarded 20,000 RSUs and Mr. McGrain (President, Residential Division) was awarded 12,000 RSUs.

The 2007 Compensation Plan provides for a performance-based annual cash bonus for participants. Cash bonuses may be earned if the Company reaches certain financial results or meets certain financial targets for 2007 for the participants’ business segment or function as set forth in the plan, or for certain participants a blend of targeted financial results for business segments and functions and the Company as a whole. Targets for the commercial business include EBITDA and revenue numbers for the year. Targets for the residential business and the residential marketing function are based on EBITDA.

Under the 2007 Compensation Plan, Messrs. Perlman and Price each could receive cash bonuses of up to $75,000 and Mr. Cochran could receive a cash bonus of up to $30,000 if the Company attains certain financial results blended across the Company’s business targets and as a whole. Mr. Lehr could receive a cash bonus of up to $50,000 if the Company’s commercial business attains certain financial results. Because these bonuses were based on revenue and EBITDA targets that reflected carefully considered projections for 2007, the Company believes it is reasonably likely that these targets will be met and the bonuses earned. Under the 2007 Compensation Plan, the Compensation Committee may reconsider bonuses and consider for approval an alternative management proposal for bonuses for commercial and corporate employees if the commercial business and Company as a whole fall short of budgeted targets, but only if the proposal is based upon the actual financial results compared to the targets and other qualitative and quantitative factors that the Committee believes reasonably support approval.

Mr. McGrain and Mr. Beshara could receive cash bonuses under the 2007 Compensation Plan of up to $30,000 and $50,000, respectively, upon approval by the Compensation Committee. The Compensation Committee will consider for approval management’s proposal for such bonuses under a subjective analysis of qualitative and quantitative measures, taking into account the targets for the residential business and residential marketing efforts set forth in the plan. The subjective nature of this bonus structure precludes a meaningful assessment of the likelihood of these bonuses being earned.

The 2007 Compensation Plan further provides for an additional annual bonus if financial targets or budgeted results are exceeded by fixed percentages of targeted amounts, for commercial and corporate employees, including Messrs. Perlman, Price, Cochran and Lehr. An additional annual bonus for residential business and marketing employees, including Messrs. McGrain and Beshara, for exceeding targets would be determined by the Compensation Committee considering a proposal from management based upon actual results exceeding the targets and other qualitative and quantitative factors that the committee believes reasonably supports approval. The plan provides for a cap on the amount of the additional bonuses. The additional bonuses are payable in cash, stock or immediately exercisable stock equivalents, at the Company’s option.

SUMMARY COMPENSATION TABLE

The following table summarizes compensation awarded to, earned by or paid to the Company’s principal executive officer, its principal financial officer and its three other most highly compensated executive officers serving as such at the end of 2006 (collectively, the “Named Executive Officers”) for services rendered to the Company during the last fiscal year.

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	ALL OTHER COMPENSATION		TOTAL
Richard E. Perlman	2006	$393,608	$75,000	$35,862	(1)	$504,470
Chairman

James K. Price	2006	$393,608	$75,000	$23,130	(2)	$491,738
Chief Executive Officer

James A. Cochran	2006	$262,046	$25,000	$17,739	(3)	$304,785
Senior Vice President, Chief Financial Officer

Paul P. Lehr	2006	$200,000	$50,000	$19,682	(4)	$269,682
Chief Operating Officer

Joseph T. McGrain	2006	$200,000	$25,000	—		$225,000
President, Residential Oven Division

(1)	Includes $16,130 paid in 2006 for contractual salary increases earned but not paid in 2004 and 2005 and amounts for automobile allowance, life and disability insurance premiums and credit card fees.

(2)	Includes $16,130 paid in 2006 for contractual salary increases earned but not paid in 2004 and 2005.

(3)	Includes $10,739 paid in 2006 for contractual salary increases earned but not paid in 2004 and 2005.

(4)	Includes amounts for living expenses, life and disability insurance premiums and credit card fees.

Salary for the executive officers named above is paid pursuant to written executive employment agreements which are described below. The base salaries for Messrs. Perlman, Price and Cochran under their employment agreements are subject to adjustment on the first day of the month following the anniversary of the contracts, October 29, directly proportional to the percent change in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100, comparing the CPI for October for the current year against the CPI for October 2003. The Company failed to increase these salaries as required on November 1, 2004 and 2005. In 2006, the Company corrected the base salaries, as required, and paid these executives the amounts they should have received in salary from the previous adjustment periods, without interest. The “catch-up” payments are recorded in the table above under “All Other Compensation.” Messrs. Perlman and Price under their employment agreements had the right to be paid bonuses for 2004 in the amount of 2% of pre-tax profit that year. Both executives waived part of their contractual bonuses, accepting a bonus of 1.725% of pre-tax profit. Bonuses paid to Messrs. Perlman and Price for 2006 were discretionary bonuses awarded by the Compensation Committee.

During 2006, the Company did not grant an award under any compensation, incentive or other equity- or non-equity-based plan to an executive officer named above.

EXECUTIVE AGREEMENTS

TurboChef entered into an employment agreement with each of Richard E. Perlman, James K. Price and James A. Cochran effective on October 29, 2003 on substantially the terms described below. The agreements had initial terms of three years and automatically renew for additional one-year periods at the end of each renewal period unless notice of non-renewal is given at least six months in advance. Each agreement is currently in a renewal term. The employment agreements for Messrs. Perlman and Price provided for an initial annual base salary of $365,000 with a bonus of 2% of pre-tax profit (but limited to 100% of base salary). The employment agreement for Mr. Cochran provided for an initial annual base salary of $243,000 with a discretionary bonus based upon performance and achievement of key Company objectives. The base salary in each case is subject to an annual adjustment for changes in the Consumer Price Index. The agreements also provide for a severance payment equal to three times the executive’s then current total annual compensation (base salary, bonus and benefits) upon the termination of the executive’s employment by TurboChef without cause or by the executive for good reason or in the event of a change in control. The employment agreements entitle the executive to participate in our employee benefit programs and provide for other customary benefits. In addition, the employment agreements provided for the grant of stock options on the first day of the executive’s employment. The employment agreements provide for 100% vesting of all outstanding stock options upon a change in control. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities that compete with the Company, recruiting its employees or disclosing any of its trade secrets or otherwise confidential information.

TurboChef and Paul P. Lehr entered into an employment agreement for two years, effective October 29, 2003, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary. Mr. Lehr is eligible for a discretionary bonus based upon performance and achievement of key Company objectives. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities that compete with the Company, recruiting its employees or disclosing any of its trade secrets or otherwise confidential information.

The Company and Joseph T. McGrain entered into an employment agreement for two years, beginning April 25, 2005, which automatically renews for an additional year at the end of the initial term and at the end of each renewal year unless notice of non-renewal is given at least six months in advance. The employment agreement provides for an annual base salary of $200,000 and severance compensation equal to one-half the annual base salary. Mr. McGrain is eligible for a discretionary bonus based upon performance and achievement of key Company objectives. The employment agreement provides for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreement prohibits the executive from engaging in certain activities that compete with the Company, recruiting its employees or disclosing any of its trade secrets or otherwise confidential information.

Effective December 31, 2005, the Company agreed to accelerate the vesting of all outstanding options, including those held by the executive officers, in exchange for the option holders’ agreement not to sell the underlying shares until such time as the options would have vested, if they had not been accelerated. All executive officers executed the lock-up agreement.

OTHER COMPENSATION INFORMATION

Outstanding Equity Awards at Fiscal Year-End

			Option Awards
Name	Number of Securities Underlying Unexercised Exercisable Options(1)		Option Exercise Price	Option Expiration Date
Richard E. Perlman, Chairman	416,633		$5.25	October 29, 2013
James K. Price, Chief Executive Officer	416,666		$5.25	October 29, 2013
James A. Cochran, Chief Financial Officer	133,333		$5.25	October 29, 2013
	15,000	(2)	$10.35	May 3, 2015
Paul P. Lehr, Chief Operating Officer	4,666	(3)	$10.20	May 25, 2014
	40,000	(2)	$10.35	May 3, 2015
Joseph T. McGrain, President, Residential Oven Division	133,333	(2)	$10.35	May 3, 2015

(1)	The Company accelerated the vesting of all outstanding stock options on December 31, 2005, so all options listed are fully vested. While the executive officer may exercise the options at any time, each has agreed not to sell the underlying shares until the date the shares would have vested but for the Company’s acceleration of vesting at the end of 2005. The shares underlying options that are still subject to the purchase-and-hold provision of the stock option modification agreements are indicated by footnote.

(2)	Shares are released from the purchase-and-hold provision described in footnote (1) in equal amounts every three months over a three-year period beginning May 3, 2005.

(3)	All shares were released from the purchase-and-hold provision described in footnote (1) on or before May 25, 2007.

Option Exercises

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Richard E. Perlman, Chairman	-0-	-0-
James K. Price, Chief Executive Officer	-0-	-0-
James A. Cochran, Chief Financial Officer	-0-	-0-
Paul P. Lehr, Chief Operating Officer	20,000	$107,000
	10,000	66,900
	10,000	40,200
	9,778	83,895
	12,000	52,320
Joseph T. McGrain, President, Residential Oven Division	-0-	-0-

Potential Payments Upon Termination or Change-in-Control

The employment agreements with all of the executive officers whose compensation is disclosed in this report provide for a number of possible benefits upon termination of the executive’s employment. If termination is a result of death or disability, then earned but unpaid salary, benefits and bonus are payable. In addition, the disabled executive or the estate of the deceased executive will have up to a year to exercise outstanding stock options. If the executive’s employment is terminated by the Company without cause or if the executive resigns for “good reason” (as defined to include, among other things, a material reduction in base salary, job functions, duties or responsibilities or a relocation of the executive’s work site), then all outstanding stock options become fully vested and the Company must pay the executive in a lump sum three times his total annual compensation (including base salary, bonuses and benefits) for Messrs. Perlman, Price and Cochran, or one half of annual base salary for Messrs.

Lehr and McGrain, in effect either immediately before the termination or on the first day of the term of the agreement, whichever is greater. The agreements provide for payment to be made within five business days after termination. Upon a change of control, as defined in the agreements, all outstanding stock options and the right to sell the underlying shares become fully vested. In addition, the executive may, during the six-month period following the change of control, resign and receive payment within five days of the lump-sum severance amounts described above. The employment agreements also provide for an additional, tax gross-up payment to be made by the Company to the executive in the event that, upon termination without cause or for “good reason” or in connection with a change in control, any payments made to the executive are subject to an excise tax under Section 4999 of the Internal Revenue Code. Finally, the employment agreements prohibit the executive from engaging in certain activities that compete with the Company, seeks to recruit its employees or disclose any of its trade secrets or otherwise confidential information.

The following chart shows the effect of termination and change of control provisions for the named executive officers if the triggering event occurred on the last business day of 2006. The resulting amount payable is the same whether termination is by the Company without cause or by the executive for good reason at any time or termination is voluntary on the part of the executive within six months after a change of control. Because the Company accelerated the vesting of all outstanding stock options at the end of 2005, a triggering event at the end of 2006 would not cause any additional acceleration of vesting of options.

Name	Type of Severance Benefit	Amount Payable
Richard E. Perlman	Base Salary	$1,194,438
	Bonus	75,000
	Benefits	24,681
	IRC Sec. 4999 Gross Up	446,015
	Total value:	$1,740,134
James K. Price	Base Salary	$1,194,438
	Bonus	75,000
	Benefits	33,426
	IRC Sec. 4999 Gross Up	469,026
	Total value:	$1,771,890
James A. Cochran	Base Salary	$795,201
	Bonus	25,000
	Benefits	14,265
	IRC Sec. 4999 Gross Up	310,914
	Total value:	$1,145,380
Paul P. Lehr	Base Salary	$100,000
	IRC Sec. 4999 Gross Up	0
	Total value:	$100,000
Joseph T. McGrain	Base Salary	$100,000
	IRC Sec. 4999 Gross Up	0
	Total value:	$100,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based upon its review and discussions the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

William A. Shutzer
James W. DeYoung
Raymond H. Welsh

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2006, information about our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	3,221,162	$8.54	1,690,496
Equity compensation plans not approved by security holders	—	—	—
Total	3,221,162	$8.54	1,690,496

PROPOSAL TWO — SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP to be our independent auditors for the fiscal year ending December 31, 2007, and proposes that the stockholders ratify this selection at the annual meeting. Ratification of the selection of Ernst & Young LLP requires the approval of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted. If the selection of Ernst & Young LLP is rejected by the stockholders, then the Audit Committee will re-evaluate its selection.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board unanimously recommends a vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

Three members of the Company’s Board of Directors comprise the Audit Committee of the Board. Those members are Messrs. J. Thomas Presby, William A. Shutzer and Raymond H. Welsh. Raymond H. Welsh was appointed to the Audit Committee on May 2, 2006 upon the resignation of James W. DeYoung. Mr. DeYoung resigned from the committee to assume other roles with the Company. The Board of Directors has adopted a written charter for the Audit Committee.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2006 and discussed these financial statements with the Company’s management and independent auditors. As appropriate, the Audit Committee reviewed and evaluated, and discussed with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

—	the plan for, and the independent auditors’ report on, the audit of the Company’s financial statements;

—	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to the Company’s stockholders;

—	management’s selection, application and disclosure of critical accounting policies;

—	changes in the Company’s accounting practices, principles, controls or methodologies;

—	significant developments or changes in accounting rules applicable to the Company; and

—	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company’s independent auditors. SAS 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following, if applicable:

—	methods to account for significant unusual transactions;

—	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

—	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

—	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Rule 3600T of the PCAOB. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are described in “Independent Accountant Fees” below is compatible with maintaining such auditors’ independence.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee:

J. Thomas Presby
William A. Shutzer
Raymond H. Welsh

INDEPENDENT ACCOUNTANT FEES

Audit Fees and All Other Fees

Audit Fees

Fees for audit services totaled approximately $536,000 in 2006 and approximately $746,000 in 2005, including fees associated with the annual audit and internal control report, the public offering completed in February 2005, the reviews of the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K.

Audit-Related Fees

Fees for audit related services totaled approximately $2,000 in 2006 and approximately $18,000 in 2005. Audit related services principally include accounting consultations and other attest services.

Tax Fees

Fees for tax services totaled approximately $50,000 in 2006 and $288,000 in 2005, including tax compliance, tax advice and tax planning.

All Other Fees

The Company did not pay its principal accountant any other fees in 2006 or in 2005.

The Audit Committee pre-approves all services for which the principal accountant is engaged.

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Any stockholder intending to submit a proposal for inclusion in the proxy statement and form of proxy for our 2008 Annual Meeting of Stockholders must submit the proposal to the attention of our Secretary at our principal executive office sufficiently far in advance so that it is received by us no later than February 15, 2008.

In addition, stockholders may present proposals which are proper subjects for consideration at an annual meeting, including nominees for election to our Board of Directors, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the proposal should be submitted to the attention of our Secretary at our principal executive office sufficiently far in advance that it is received by us no later than May 1, 2008. Proxy voting on such proposals at the 2008 Annual Meeting of Stockholders, if any, will be subject to the discretionary voting authority of the designated proxy holders.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. However, if any other matter is properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

PROXIES

Proxies are solicited on behalf of the Company, and the cost of this solicitation will be borne by the Company. Directors, officers and other employees of the Company may, without compensation other than reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company may reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in assisting in the distribution of the Company’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

Once given, you may later revoke your proxy prior to the vote at the meeting by (1) delivering a written instrument revoking the proxy to our Secretary, (2) delivering another proxy with a later date to our Secretary, or

(3) voting in person. Attendance at the annual meeting will not constitute a revocation of a proxy absent compliance with one of the foregoing three methods of revocation.

COMMUNICATING WITH THE BOARD OF DIRECTORS

TurboChef security holders and other parties with concerns about the Company’s conduct or about accounting, internal control or auditing matters may communicate with the Board by writing to them in care of the Corporate Secretary, TurboChef Technologies, Inc., Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. All concerns related to accounting, internal control or auditing matters will be referred to the Chairman of the Audit Committee. Correspondence otherwise will be directed as requested by the writer. The Company may screen or filter out solicitations for goods or services or other inappropriate communications unrelated to TurboChef or its business under procedures adopted by the independent members of the Board.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE EXHIBITS TO IT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT THAN THAT WHICH IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 31, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY OTHER DATE.

The Board of Directors recommends a vote FOR proposals (1) and (2).	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of directors 01 Richard E. Perlman, 02 James K. Price, 03, James W. DeYoung, 04 Sir Anthony Jolliffe, 05 J. Thomas Presby, 06 William A. Shutzer and, 07 Raymond H. Welsh:			2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2007:	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR all nominees listed above	WITHHOLD AUTHORITY
	(except as marked to the contrary below).	to vote for all nominees listed above.			In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)
			|		Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 31, 2007, is hereby acknowledged.

___________________________________________
Signature

_____________________________________
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.					Signature
Dated:_________________________________, 2007

Please sign exactly as name appears hereon, including any official position or representative capacity.

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▲ FOLD AND DETACH HERE ▲

TURBOCHEF TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT FIVE CONCOURSE PARKWAY, CONFERENCE ROOM 114, 1ST FLOOR,
ATLANTA, GEORGIA 30328, ON DECEMBER 5, 2007, AT 2:30 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints James K. Price and Richard E. Perlman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Stockholders of TurboChef Technologies, Inc. to be held on the 5th day of December, 2007, and at any postponements or adjournments thereof, and to vote all of the shares of TurboChef Technologies, Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

     A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to certain matters that may properly come before the meeting.

(Continued and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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▲ FOLD AND DETACH HERE ▲